                             MORRISON & FOERSTER LLP
LOS ANGELES                     ATTORNEYS AT LAW                NEW YORK
SACRAMENTO                                                      WASHINGTON, D.C.
ORANGE COUNTY                 345 CALIFORNIA STREET             LONDON
PALO ALTO             SAN FRANCISCO, CALIFORNIA 94104-2675      BRUSSELS
WALNUT CREEK                TELEPHONE (415) 677-7000            HONG KONG
SEATTLE                   TELEFACSIMILE (415) 677-7522          TOKYO
DENVER


                                 March 20, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Dimensional Emerging Markets Fund Inc. (SEC File
               Nos. 3373374 and 8117440); Filing Pursuant to Rule 486(b)

Ladies and Gentlemen:

          Contemporaneously herewith, Dimensional Emerging Markets Fund Inc. (the "Fund") is filing its Post-Effective Amendment No. 2 on Form N-2. This filing is being made pursuant to Rule 486(b) under the Securities Act of 1933.

          Our firm was engaged by the Fund to review the above-referenced Post-Effective Amendment. In accord with Rule 486(b)(4), please be advised that in the course of our review, as supplemented by conferences with officers of the Fund and its investment manager, we are unaware of any disclosures in the Post-Effective Amendment which would render it ineligible to become effective pursuant to Rule 486(b).

                                             Very truly yours,

                                             /s/ Morrison & Foerster LLP

                                             MORRISON & FOERSTER LLP